Exhibit 99.1

CURBLINE

CURBLINE PROPERTIES

4Q25 QUARTERLY FINANCIAL SUPPLEMENT

QUARTER ENDED DECEMBER 31, 2025

verizon
PEI WEI
ASIAN KITCHEN
PEI WEI
ASIAN KITCHEN
SCRIBA MEDICAL
MISSION BBQ

RECENT ACQUISITION
Cypress Keys Shoppes
ROYAL PALM BEACH, FLORIDA

CURBLINE PROPERTIES 4Q25 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED December 31, 2025 Recent Acquisition Cypress Keys Shoppes, ROYAL PALM BEACH, FLORIDA

CURBLINE PROPERTIES
COMPANY & PORTFOLIO OVERVIEW

$2.4B
EQUITY MARKET CAPITALIZATION

176
PROPERTIES

4.8M
OWNED GLA

RETAILER MIX

30%
LOCAL
70%
NATIONAL

SHOP-TO-ANCHOR RATIO

6%
ANCHOR
27K SF
AVERAGE ASSET SIZE
94%
SHOP

TOP 5 MSAs

THE CURBLINE PORTFOLIO
$121K AVERAGE HOUSEHOLD INCOME

12%
MIDWEST & NORTHEAST
10%
MID-ATLANTIC
13%
WEST COAST
39%
SOUTHEAST
26%
SOUTHWEST, MOUNTAIN & TEXAS

All figures as of December 31, 2025.
All percentages are of ABR.
Totals may not sum due to rounding.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **ir.curbline.com**

ADDRESS

New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $2.4B MARKET CAPITALIZATION 176 PROPERTIES 4.8M GLA THE CURBLINE PORTFOLIO $121K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR ATLANTA 11% MIAMI 11% PHOENIX 8% ORLANDO 6% HOUSTON 6% THE CURBLINE PROTFOLIO SOUTHEAST 39% SOUTHWEST MOUNTAIN & TEXAS 26% MID-ATLANTIC 10% MIDWEST & NORTHEAST 12% WEST COAST 13% RETAILER MIX LOCAL 30% NATIONAL 70% PROPERTY COMPOSITION ANCHOR 6% SHOP 94% AVERAGE ASSET SIZE 27K SF CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.curbline.com 323 Park Avenue, 27thFloor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o:216-755-6200 f:216-274-9711 w: curbline.com • NYSE:CURB CURB LISTED NYSE

Curbline Properties Corp.

For Immediate Release
Curbline Properties Reports Fourth Quarter and Full Year 2025 Results

For additional information:

Conor Fennerty, EVP and Chief Financial Officer

New York, New York, February 9, 2026 – Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter and year ended December 31, 2025. For the year ended December 31, 2025, net income attributable to Curbline was $39.8 million, or $0.37 per diluted share, as compared to net income of $10.3 million, or $0.09 per diluted share, in the prior year.

“Curbline’s fourth quarter results cap off an incredible first year as a public company as we look to scale the first public real estate company focused exclusively on convenience properties. The Company acquired almost $800 million of real estate, grew same-property NOI over 3% with CapEx as a percentage of NOI of 7%, and generated double-digit OFFO growth,” commented David R. Lukes, President and Chief Executive Officer. “Looking forward, we believe the fundamental drivers that supported 2025 results remain in place and Curbline remains uniquely positioned for growth given its differentiated investment focus, the leasing economics of the Company’s property type, and its balance sheet.”

Results for the Fourth Quarter

•
Fourth quarter net income attributable to Curbline was $9.5 million, or $0.09 per diluted share, as compared to net income of $11.5 million, or $0.11 per diluted share, in the year-ago period. The decrease year-over-year was primarily due to a decrease in interest income, an increase in interest expense and an increase in depreciation and amortization expense, partially offset by the impact from asset acquisitions and related increase in net operating income.
•
Fourth quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $30.4 million, or $0.29 per diluted share, compared to $23.8 million, or $0.23 per diluted share, in the year-ago period. The increase year-over-year was primarily due to the impact from asset acquisitions and related increase in net operating income, partially offset by a decrease in interest income and an increase in interest expense.

Significant Fourth Quarter Activity and Recent Activity

•
During the fourth quarter, acquired 14 convenience shopping centers for an aggregate price of $173.2 million.
•
In November 2025, agreed to sell in a private placement, $200.0 million of senior unsecured notes, consisting of $50.0 million of 4.90% senior unsecured 5-year notes and $150.0 million of 5.13% senior unsecured 7-year notes. Considering the treasury lock agreements, the interest rate on the notes is fixed at 5.06% and 5.31%, respectively. In December 2025, the Company funded $28.0 million of the senior unsecured notes and funded the remaining $172.0 million in January 2026.
•
During the fourth quarter, sold 3.3 million shares of common stock on a forward basis under its ATM Continuous Equity Program for gross proceeds of $75.5 million. In 2026 to date, sold 1.9 million shares of common stock on a forward basis for gross proceeds of $44.8 million.
•
In the first quarter of 2026 to date, acquired four convenience shopping centers for an aggregate price of $39.5 million.
•
As of December 31, 2025, adjusted for forward equity sales completed in the first quarter 2026 to date, the Company had $581.9 million of cash and capital commitments for future acquisitions, including $289.6 million of cash, $172.0 million of unfunded senior unsecured notes and $120.3 million of gross proceeds from unsettled forward equity sales.

Significant Full-Year 2025 Activity

•
During the year, acquired 81 convenience shopping centers for an aggregate price of $788.4 million.
•
In March 2025, funded the Company’s $100.0 million delayed draw term loan facility. The all-in rate of the Term Loan Facility is fixed at 4.53% based on the loan’s current applicable spread.
•
In May 2025, Fitch Ratings assigned the Company a Long-Term Issuer Default Rating of 'BBB' with a Stable Rating Outlook.
•
In September 2025, funded the June private placement of $150.0 million unsecured senior notes consisting of $100.0 million aggregate principal amount of 5.58% senior unsecured 5-year notes and $50.0 million aggregate principal amount of 5.87% senior unsecured 7-year notes. In conjunction with this agreement, the Company entered into an interest rate lock agreement resulting in a 5.79% effective interest rate on the 7-year notes and a weighted average coupon of 5.65%.
•
In July 2025, closed on a $150.0 million term loan due January 2031, including two one-year extensions at the Company's option. In conjunction with this agreement, in May 2025, the Company entered into a forward interest rate swap agreement to fix the variable-rate SOFR component resulting in a fixed all-in rate of 4.61% based on the loan's current applicable spread.

Key Quarterly and Annual Operating Results

•
Reported an increase of 3.3% in same-property net operating income (“SPNOI”) for the year ended December 31, 2025 compared to the year ended December 31, 2024.
•
Generated cash new leasing spreads of 19.4% and cash renewal leasing spreads of 8.0%, for the trailing twelve-month period ended December 31, 2025 and cash new leasing spreads of 12.6% and cash renewal leasing spreads of 4.7% for the fourth quarter of 2025.
•
Generated straight-lined new leasing spreads of 34.6% and straight-lined renewal leasing spreads of 18.3%, for the trailing twelve-month period ended December 31, 2025 and straight-lined new leasing spreads of 26.2% and straight-lined renewal leasing spreads of 15.2% for the fourth quarter of 2025.
•
Reported a leased rate of 96.7% at December 31, 2025 compared to 96.7% at September 30, 2025 and 95.5% at December 31, 2024.
•
As of December 31, 2025, the Signed Not Opened spread was 260 basis points, representing $8.4 million of annualized base rent.

2026 Guidance

The Company estimates net income attributable to Curbline for 2026 to be from $0.32 to $0.40 per diluted share and Operating FFO to be from $1.17 to $1.21. The Company does not include a projection of gains or losses on asset sales, transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

	FY 2025A Per Share — Diluted	FY 2026E Per Share — Diluted
Net income attributable to Curbline	$0.37	$0.32 — $0.40
Depreciation and amortization of real estate, net	0.69	0.85 — 0.81
Gain on disposition of real estate, net	(0.01)	N/A
FFO attributable to Curbline (NAREIT)	$1.05	$1.17 — $1.21
Transaction and other costs, net	0.01	N/A
Operating FFO attributable to Curbline	$1.06	$1.17 — $1.21

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is a self-managed real estate investment trust (“REIT”) that is publicly traded under the ticker symbol “CURB” on the NYSE. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, ir.curbline.com, or for audio only, dial 800-715-9871 (U.S.) or 646-307-1963 (international) using pass code 6823859 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at ir.curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.curbline.com for further review. You may also access the telephone replay by dialing 800-770-2030 or 609-800-9909 (international) using passcode 6823859 through February 16, 2026. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of REIT performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis (“SPNOI”). The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company’s projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, changes in the economic performance and value of the Company’s properties as a result of broad economic and local conditions, such as inflation, interest rate volatility and market reaction to tariffs and other trade policies; changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our geographic markets; the impact of changes in consumer trends, distribution channels, suburban population, retailing practices and the space needs of tenants; our dependence on rental income which depends on the successful operations and financial condition of tenants, the loss of which, including as a result of store closures or bankruptcy, could result in significant occupancy loss and negatively impact rental income from our properties; our ability to enter into new leases and renew existing leases, in each case, on favorable terms; our ability to identify, acquire, construct or develop additional properties that produce the cash flows that we expect and may be limited by competitive pressures, and our ability to manage our growth effectively and capture the efficiencies of scale that we expect from expansion; potential environmental liabilities; our ability to secure debt and equity financing on commercially acceptable terms or at all; the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from natural disasters, public health crises and weather-related factors in locations where we own properties, the ability to estimate accurately the amounts thereof and the sufficiency and timing of any insurance recovery payments related to such damages; any change in strategy; the effect of future offerings of debt and equity securities on the value of our common stock; any disruption, failure or breach of the networks or systems on which the Company relies, including as a result of cyber-attacks; impairment in the value of real estate property that we own; changes in tax laws impacting REITs and real estate in general, as well as our ability to maintain our REIT status; our ability to retain and attract key management personnel; and the finalization of the financial statements for the year ended December 31, 2025. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent Annual Report on Form 10-K under “Item 1A. Risk Factors” and our subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		4Q25	4Q24	12M25	12M24
	Revenues:
	Rental income (1)	$53,975	$34,642	$181,983	$120,028
	Other property revenues	174	282	910	853
		54,149	34,924	182,893	120,881
	Expenses:
	Operating and maintenance	7,538	4,628	25,258	14,159
	Real estate taxes	4,907	4,137	20,687	13,444
		12,445	8,765	45,945	27,603

	Net operating income	41,704	26,159	136,948	93,278

	Other income (expense):
	Interest expense	(5,824)	(485)	(12,141)	(901)
	Interest income	3,216	7,810	18,556	7,810
	Depreciation and amortization	(22,129)	(12,192)	(72,408)	(41,911)
	General and administrative (2)	(9,573)	(10,134)	(33,922)	(17,439)
	Other income (expense), net (3)	911	318	1,777	(30,560)
	Gain on disposition of real estate, net	1,336	0	1,378	0
	Income before taxes	9,641	11,476	40,188	10,277
	Tax expense	(86)	(4)	(307)	(4)
	Net income	9,555	11,472	39,881	10,273
	Non-controlling interests	(14)	(11)	(52)	(11)
	Net income attributable to Curbline	$9,541	$11,461	$39,829	$10,262

	Weighted average shares – Basic – EPS	105,030	104,860	104,988	104,860
	Assumed conversion of diluted securities	385	355	312	355
	Weighted average shares – Diluted – EPS	105,415	105,215	105,300	105,215

	Earnings per share of common stock – Basic	$0.09	$0.11	$0.37	$0.10
	Earnings per share of common stock – Diluted	$0.09	$0.11	$0.37	$0.09

	Note: Amounts prior to October 1, 2024 have been carved out of SITE Centers' consolidated financial statements which may impact the comparability between the periods.

(1)	Rental income:
	Minimum rents	$33,515	$21,189	$111,682	$72,804
	Ground lease minimum rents	3,874	2,858	14,545	10,819
	Straight-line rent, net	1,270	753	3,908	1,979
	Amortization of (above)/below-market rent, net	1,469	700	4,639	2,710
	Percentage and overage rent	173	424	668	854
	Recoveries	12,476	8,132	44,439	26,539
	Uncollectible revenue	(360)	33	(1,144)	(479)
	Ancillary and other rental income	257	234	1,008	635
	Lease termination fees	1,301	319	2,238	4,167

(2)	SITE SSA gross up	($1,026)	($499)	($3,013)	($499)

(3)	Other income (expense), net:
	Transaction costs	($115)	($181)	($1,019)	($30,849)
	SITE SSA gross up	1,026	499	3,013	499
	Debt extinguishment and other	0	0	(217)	(210)

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	4Q25	4Q24	12M25	12M24
Net income attributable to Curbline	$9,541	$11,461	$39,829	$10,262
Depreciation and amortization of real estate, net of non-controlling interests	22,099	12,181	72,314	41,900
Gain on disposition of real estate, net of non-controlling interests	(1,334)	0	(1,376)	0
FFO attributable to Curbline	$30,306	$23,642	$110,767	$52,162
Transaction, debt extinguishment and other costs, net of non-controlling interests	114	181	1,234	31,335
Total non-operating items, net	114	181	1,234	31,335
Operating FFO attributable to Curbline	$30,420	$23,823	$112,001	$83,497

Weighted average shares & units – Basic: FFO & OFFO	105,030	104,860	104,988	104,860
Assumed conversion of dilutive securities	385	355	312	355
Weighted average shares & units – Diluted: FFO & OFFO	105,415	105,215	105,300	105,215

FFO per share – Basic	$0.29	$0.23	$1.06	$0.50
FFO per share – Diluted	$0.29	$0.22	$1.05	$0.50
Operating FFO per share – Basic	$0.29	$0.23	$1.07	$0.80
Operating FFO per share – Diluted	$0.29	$0.23	$1.06	$0.79

Capital expenditures and certain non-cash items:
Maintenance capital expenditures	$921	$238	$3,182
Tenant allowances and landlord work, net	1,441	944	3,839
Leasing commissions, net	1,330	254	2,637
Loan cost amortization	(523)	(253)	(1,590)
Stock compensation expense	(3,181)	(3,825)	(12,948)

Curbline Properties Corp.

Balance Sheet

	$ in thousands

		4Q25	4Q24
	Assets:
	Land	$759,267	$490,563
	Buildings	1,304,288	841,912
	Fixtures and tenant improvements	107,013	80,636
		2,170,568	1,413,111
	Accumulated depreciation	(209,429)	(165,350)
		1,961,139	1,247,761
	Construction in progress and land	27,355	14,456
	Real estate, net	1,988,494	1,262,217

	Cash	289,553	626,409
	Receivables and straight-line rents (1)	22,514	15,887
	Amounts receivable from SITE Centers	21,457	33,762
	Intangible assets, net (2)	137,513	82,670
	Other assets, net (3)	10,259	12,153
	Total Assets	2,469,790	2,033,098

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	423,239	0
		423,239	0
	Dividends payable	20,872	26,674
	Other liabilities (4)	112,209	63,867
	Total Liabilities	556,320	90,541

	Common stock	1,054	1,050
	Paid-in capital	1,958,845	1,954,548
	Distributions in excess of net income	(46,100)	(15,021)
	Accumulated comprehensive (loss) income	(4,606)	1,207
	Non-controlling interest	4,277	773
	Total Equity	1,913,470	1,942,557

	Total Liabilities and Equity	$2,469,790	$2,033,098

(1)	Straight-line rents (including fixed CAM), net	$13,929	$9,949

(2)	Below-market leases (as lessee), net	14,788	14,858

(3)	Acquisition escrow deposits	3,258	750

(4)	Below-market leases, net	66,698	40,149

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	4Q25	4Q24	12M25	12M24
GAAP Reconciliation:
Net income attributable to Curbline	$9,541	$11,461	$39,829	$10,262
Interest expense	5,824	485	12,141	901
Interest income	(3,216)	(7,810)	(18,556)	(7,810)
Depreciation and amortization	22,129	12,192	72,408	41,911
General and administrative	9,573	10,134	33,922	17,439
Other expense (income), net	(911)	(318)	(1,777)	30,560
Gain on disposition of real estate, net	(1,336)	0	(1,378)	0
Tax expense	86	4	307	4
Non-controlling interests	14	11	52	11
Total Curbline NOI	41,704	26,159	136,948	93,278
Less: Non-Same Property NOI	(21,100)	(5,854)	(55,661)	(14,584)
Total Same-Property NOI	$20,604	$20,305	$81,287	$78,694

Total Curbline NOI % Change	59.4%		46.8%
Same-Property NOI % Change	1.5%		3.3%

Curbline Properties Corp.

Portfolio Summary

			12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Quarterly Operational Overview
Properties			176	162	125	107	97

Owned GLA			4,323	3,984	3,212	2,933	2,699
Ground lease GLA			477	488	477	452	399
Total GLA			4,800	4,472	3,689	3,385	3,098

Base Rent PSF			$34.52	$34.38	$35.26	$35.14	$35.62
Commenced Rate			94.1%	93.9%	93.5%	93.5%	93.9%
Leased Rate			96.7%	96.7%	96.1%	96.0%	95.5%

Quarterly SPNOI			1.5%	2.6%	6.2%	2.5%	3.0%

TTM New Leasing (GLA in 000's)			128	115	73	94	84
TTM Renewals (GLA in 000's)			286	264	216	253	225
TTM Total Leasing (GLA in 000's)			414	379	289	347	309

TTM Cash New Rent Spreads			19.4%	20.2%	15.3%	27.8%	30.5%
TTM Cash Renewal Rent Spreads			8.0%	9.1%	8.5%	10.5%	10.3%
TTM Cash Blended New and Renewal Rent Spreads			11.5%	12.6%	10.4%	14.2%	13.3%

TTM Straight-Lined New Rent Spreads			34.6%	36.2%	33.0%	47.7%	54.0%
TTM Straight-Lined Renewal Rent Spreads			18.3%	19.0%	18.1%	21.2%	21.2%
TTM Straight-Lined Blended New and Renewal Rent Spreads			23.4%	24.5%	22.4%	26.9%	25.9%

Top 20 MSAs

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	26	634	13.2%	$17,524	11.3%	$29.49
2	Miami-Fort Lauderdale-West Palm Beach, FL	7	476	9.9%	16,993	10.9%	$37.29
3	Phoenix-Mesa-Scottsdale, AZ	14	312	6.5%	11,754	7.6%	$40.19
4	Houston-The Woodlands-Sugar Land, TX	9	278	5.8%	10,024	6.5%	$39.03
5	Orlando-Kissimmee-Sanford, FL	4	225	4.7%	9,050	5.8%	$41.51
6	San Francisco-Oakland-Hayward, CA	3	141	2.9%	6,626	4.3%	$56.11
7	Jacksonville, FL	7	235	4.9%	6,223	4.0%	$28.53
8	Denver-Aurora-Lakewood, CO	7	153	3.2%	5,227	3.4%	$37.51
9	Charlotte-Concord-Gastonia, NC-SC	7	227	4.7%	5,119	3.3%	$24.15
10	Tampa-St. Petersburg-Clearwater, FL	5	128	2.7%	4,394	2.8%	$37.97
11	Los Angeles-Long Beach-Anaheim, CA	3	119	2.5%	4,256	2.7%	$38.42
12	Sacramento-Roseville-Arden-Arcade, CA	3	104	2.2%	3,840	2.5%	$39.65
13	Dallas-Fort Worth-Arlington, TX	3	127	2.6%	3,450	2.2%	$31.00
14	Cleveland-Elyria, OH	4	92	1.9%	3,200	2.1%	$36.47
15	Columbus, OH	2	82	1.7%	2,987	1.9%	$36.30
16	Washington-Arlington-Alexandria, DC-VA-MD-WV	4	59	1.2%	2,765	1.8%	$47.12
17	Colorado Springs, CO	2	105	2.2%	2,686	1.7%	$30.87
18	Chicago-Naperville-Elgin, IL-IN-WI	6	95	2.0%	2,301	1.5%	$24.57
19	Austin-Round Rock, TX	2	66	1.4%	2,064	1.3%	$31.54
20	Indianapolis-Carmel-Anderson, IN	4	66	1.4%	1,934	1.2%	$29.22
	Other	54	1,076	22.4%	32,807	21.1%	$32.29
	Total	176	4,800	100.0%	$155,224	100.0%	$34.52

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

	December 31, 2025	December 31, 2024
Market Value Per Share	$23.21	$23.22

Common Stock	105,368	105,044
Common Units	29	0
Total Common Stock and Units	105,397	105,044

Total Equity Market Capitalization	$2,446,264	$2,439,122

Unsecured Revolver	0	0
Unsecured Term Loans	250,000	0
Unsecured Notes Payable	178,000	0
Total Debt	428,000	0
Less: Cash(1)	289,553	626,409
Net Debt	138,447	(626,409)

Total Enterprise Value	$2,584,711	$1,812,713

(1) Excludes $3.3 million and $0.8 million of acquisition escrow deposits as of December 31, 2025 and 2024, respectively.

Unsecured Debt Covenants
Consolidated Outstanding Indebtedness Net of Restricted Cash	423,239	0
Consolidated Market Value	2,707,669	2,228,154
Consolidated Outstanding Indebtedness Ratio	16%	0%
Covenant	60%	60%

Consolidated Secured Indebtedness Net of Restricted Cash Collateral	0	0
Consolidated Market Value	2,707,669	2,228,154
Consolidated Secured Indebtedness Ratio	0%	0%
Covenant	35%	35%

Value of Unencumbered Assets	2,707,669	2,214,759
Consolidated Outstanding Unsecured Indebtedness Net of Restricted Cash	423,239	0
Unencumbered Asset Ratio	6.4X	N/A
Covenant	1.7X	1.7X

Consolidated Cash Flow	124,779	105,197
Fixed Charges	11,400	1,394
Fixed Charge Ratio	10.9X	75.5X
Covenant	1.5X	1.5X

Unencumbered Adjusted NOI	112,286	97,788
Consolidated Unsecured Interest Expense	10,669	929
Unencumbered NOI Coverage Ratio	10.5X	105.3X
Covenant	1.8X	1.8X

Credit Ratings (Outlook)
Fitch	BBB (Stable)	N/A

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+0.85%
Unsecured Term Loan ($100m)	100,000	Oct-29	4.53%
Unsecured Term Loan ($150m)	150,000	Jan-31	4.61%
	$250,000
Unsecured Debt
Unsecured Notes - 2030	100,000	Sep-30	5.58%
Unsecured Notes - 2031	28,000	Jan-31	5.06%
Unsecured Notes - 2032	50,000	Sep-32	5.79%
	$178,000

Subtotal Debt	$428,000		4.98%
Unamortized Loan Costs, Net	(4,761)
Total Debt	$423,239

Maturity Schedule(1)	Secured	Unsecured	Total	Interest Rate(2)
2026	$0	$0	$0	-
2027	0	0	0	-
2028	0	0	0	-
2029	0	100,000	100,000	4.53%
2030	0	100,000	100,000	5.58%
2031	0	178,000	178,000	4.68%
2032	0	50,000	50,000	5.79%
2033	0	0	0	-
2034 and beyond	0	0	0	-
Total	$0	$428,000	$428,000	4.98%

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown at hedged all-in rates where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI			Annual Same-Property NOI
	4Q25	4Q24	Change	12M25	12M24	Change

Same Property - Leased rate	96.9%	96.1%	0.8%	96.9%	96.1%	0.8%
Same Property - Commenced rate	93.8%	95.0%	(1.2%)	93.8%	95.0%	(1.2%)

Revenues:
Minimum rents	$20,072	$19,627		$79,515	$77,596
Recoveries	7,002	6,667		27,064	24,645
Uncollectible revenue	(35)	64		(264)	(402)
Percentage and overage rents	173	424		668	854
Ancillary and other rental income	313	467		1,480	1,433
	27,525	27,249	1.0%	108,463	104,126	4.2%
Expenses:
Operating and maintenance	(3,534)	(3,452)		(13,834)	(12,814)
Real estate taxes	(3,387)	(3,492)		(13,342)	(12,618)
	(6,921)	(6,944)	(0.3%)	(27,176)	(25,432)	6.9%
Total Comparable SPNOI	$20,604	$20,305	1.5%	$81,287	$78,694	3.3%

Non-Same Property NOI	21,100	5,854		55,661	14,584
Total Curbline NOI	$41,704	$26,159	59.4%	$136,948	$93,278	46.8%

Same Property NOI Operating Margin	74.9%	74.5%		74.9%	75.6%
Same Property NOI Recovery Rate	101.2%	96.0%		99.6%	96.9%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 8.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
4Q25	10	20,651	$35.67	12.6%	26.2%	16	32,547	$36.66	8.1	29,944	$39.31	$5.26	$2.19	$7.45	$31.86	7.9
3Q25	16	49,186	$38.60	26.9%	39.7%	23	66,684	$37.20	9.7	29,063	$40.72	$4.24	$1.89	$6.13	$34.59	9.3
2Q25	11	24,543	$44.01	10.6%	29.5%	16	45,881	$40.03	11.6	26,845	$48.45	$4.43	$2.85	$7.28	$41.17	9.0
1Q25	11	33,808	$41.37	20.8%	36.8%	12	37,933	$40.24	9.6	37,933	$44.68	$5.24	$2.43	$7.67	$37.01	9.6
	48	128,188	$39.89	19.4%	34.6%	67	183,045	$38.44	9.9	123,785	$43.27	$4.84	$2.34	$7.18	$36.09	9.0

Renewals
4Q25	33	67,446	$37.32	4.7%	15.2%	33	67,446	$37.32	5.3	67,446	$39.33	$0.09	$0.00	$0.09	$39.24	5.3
3Q25	33	86,417	$34.88	10.3%	20.5%	33	86,417	$34.88	6.7	86,417	$37.20	$0.37	$0.14	$0.51	$36.69	6.7
2Q25	25	46,199	$34.47	8.3%	20.0%	26	47,599	$35.53	5.3	46,199	$36.53	$0.00	$0.00	$0.00	$36.53	5.5
1Q25	28	85,899	$37.96	8.3%	17.9%	28	85,899	$37.96	5.3	85,899	$39.59	$0.04	$0.00	$0.04	$39.55	5.3
	119	285,961	$36.31	8.0%	18.3%	120	287,361	$36.48	5.8	285,961	$38.31	$0.14	$0.04	$0.18	$38.13	5.8

New + Renewals
4Q25	43	88,097	$36.94	6.4%	17.6%	49	99,993	$37.11	6.2	97,390	$39.33	$2.15	$0.87	$3.02	$36.31	6.1
3Q25	49	135,603	$36.23	16.2%	27.4%	56	153,101	$35.89	8.0	115,480	$38.08	$1.60	$0.69	$2.29	$35.79	7.4
2Q25	36	70,742	$37.78	9.2%	23.9%	42	93,480	$37.74	8.4	73,044	$40.91	$2.17	$1.39	$3.56	$37.35	6.8
1Q25	39	119,707	$38.92	11.8%	23.2%	40	123,832	$38.66	6.6	123,832	$41.15	$2.35	$1.08	$3.43	$37.72	6.6
	167	414,149	$37.42	11.5%	23.4%	187	470,406	$37.24	7.4	409,746	$39.81	$2.06	$0.98	$3.04	$36.77	6.7

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing spreads include leases vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction. Excludes first generation space.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	21	34	0.8%	$1,211	0.8%	$35.62
2026	190	453	10.1%	15,037	9.7%	$33.19
2027	219	526	11.7%	18,509	11.9%	$35.19
2028	272	764	17.0%	25,491	16.5%	$33.37
2029	197	471	10.5%	15,722	10.1%	$33.38
2030	195	536	11.9%	18,684	12.0%	$34.86
2031	102	256	5.7%	8,521	5.5%	$33.29
2032	117	330	7.3%	11,793	7.6%	$35.74
2033	117	350	7.8%	12,455	8.0%	$35.59
2034	121	349	7.8%	13,249	8.5%	$37.96
2035	67	188	4.2%	6,974	4.5%	$37.10
Thereafter	45	239	5.3%	7,578	4.9%	$31.71
Total	1,663	4,496	100.0%	$155,224	100.0%	$34.52

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	35	$3,962	2.6%	68	1.4%
2	Verizon	19	2,636	1.7%	63	1.3%
3	Inspire Brands (1)	29	2,117	1.4%	57	1.2%
4	JAB Holding (2)	15	1,847	1.2%	48	1.0%
5	Chipotle	16	1,804	1.2%	41	0.9%
6	Somnigroup (Mattress Firm)	12	1,787	1.2%	52	1.1%
7	AT&T	21	1,690	1.1%	48	1.0%
8	Darden (3)	8	1,621	1.0%	54	1.1%
9	JPMorgan Chase	8	1,521	1.0%	34	0.7%
10	Total Wine & More	2	1,345	0.9%	49	1.0%
11	FedEx Office	10	1,232	0.8%	37	0.8%
12	T Mobile	15	1,213	0.8%	32	0.7%
13	AFC Urgent Care	8	1,211	0.8%	41	0.9%
14	Five Guys	11	1,171	0.8%	27	0.6%
15	Cracker Barrel (4)	6	1,083	0.7%	39	0.8%
16	Jersey Mike's	20	1,061	0.7%	32	0.7%
17	Chick-Fil-A	6	1,057	0.7%	31	0.6%
18	Restaurant Brands (5)	14	1,033	0.7%	33	0.7%
19	Brinker (Chili's)	6	1,008	0.6%	34	0.7%
20	GoTo Foods (6)	12	952	0.6%	31	0.6%
21	Wells Fargo	5	945	0.6%	20	0.4%
22	Self Esteem Brands (7)	10	902	0.6%	30	0.6%
23	Nordstrom Rack	1	867	0.6%	31	0.6%
24	Pacific Dental	7	840	0.5%	21	0.4%
25	First Watch Restaurant	5	833	0.5%	19	0.4%
	Top 25 Total	301	$35,738	23.0%	972	20.3%
	Total Portfolio		$155,224	100.0%	4,800	100.0%

(1) Dunkin (13) / Jimmy John's (10) / Buffalo Wild Wings (5) / Baskin Robbins (1)
(2) Panera Bread (9) / Einstein Bros. Bagels (4) / Bruegger's Bagels (2)
(3) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(4) Cracker Barrel (3) / Maple Street Biscuit (3)
(5) Firehouse Subs (9) / Popeye's Chicken (3) / Burger King (2)
(6) Moe's Southwest Grill (5) / Jamba Juice (3) / McAlister's Deli (3) / Schlotzsky's Deli (1)
(7) Orangetheory Fitness (8) / Basecamp Fitness (1) / Waxing the City (1)

Curbline Properties Corp.

2025 Acquisitions

$ and GLA in thousands

	Property Name	MSA	GLA	Price

01/16/25	Navarre Crossing	Toledo, OH	15	$4,950
01/24/25	Shops at Gilbert Crossroads - Phase II	Phoenix-Mesa-Scottsdale, AZ	3	2,700
02/24/25	Corner at Laveen Spectrum	Phoenix-Mesa-Scottsdale, AZ	15	10,350
02/27/25	6-Property Portfolio	Jacksonville, FL	211	86,300
03/31/25	Aramingo Assemblage	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	23	14,790
03/31/25	Corner at 240	Asheville, NC	18	5,100
		1Q 2025 Total	285	$124,190

04/11/25	3-Property Portfolio	Various	20	$11,000
04/17/25	Magnolia Point - Phase III	Houston-The Woodlands-Sugar Land, TX	7	1,583
04/21/25	Shops on North Avenue	Chicago-Naperville-Elgin IL-IN-WI	3	2,300
05/09/25	Shops on Highway 100	Milwaukee-Waukesha-West Allis, WI	14	4,475
05/14/25	Salmon Creek Square	Portland-Vancouver-Hillsboro, OR-WA	22	11,625
05/14/25	Shops on Dobson	Phoenix-Mesa-Scottsdale, AZ	7	2,709
05/22/25	Plaza at Stacy Green	Dallas-Fort Worth-Arlington, TX	24	15,160
05/22/25	Jericho Crossing	New York-Newark-Jersey City, NY-NJ-PA	13	9,450
06/03/25	Dawson Marketplace Plaza	Atlanta-Sandy Springs-Roswell, GA	10	6,847
06/05/25	Shoppes at Alabaster	Birmingham-Hoover, AL	12	3,960
06/11/25	Orland Park Center	Chicago-Naperville-Elgin IL-IN-WI	9	3,350
06/16/25	Shops at Carson Town Center	Los Angeles-Long Beach-Anaheim, CA	13	8,205
06/27/25	Westside Shoppes	Orlando-Kissimmee-Sanford, FL	70	39,000
06/27/25	Shops at Wyoming Mall	Albuquerque, NM	42	14,650
06/27/25	Shops at Healthway	Cleveland-Elyria, OH	11	8,150
06/30/25	Sunset Crossing	Columbia, SC	13	6,847
06/30/25	Shops at Sunrise Oaks	Sacramento-Roseville-Arden-Arcade, CA	16	5,595
		2Q 2025 Total	306	$154,906

07/07/25	Avalon Crossing	San Francisco-Oakland-Hayward, CA	12	$9,280
07/21/25	Ellingson Crossing	Seattle-Tacoma-Bellevue, WA	15	8,000
07/24/25	The Monterey	Las Vegas-Henderson-Paradise, NV	42	22,000
07/24/25	23-Property Portfolio	Various	422	158,930
07/25/25	Mockingbird Central Plaza	Dallas-Fort Worth-Arlington, TX	80	41,900
07/25/25	Silverlake Center	Houston-The Woodlands-Sugar Land, TX	25	13,000
07/25/25	College Park Corner	Indianapolis-Carmel-Anderson, IN	12	7,276
07/31/25	Roundlake Plaza	Tampa-St. Petersburg-Clearwater, FL	11	7,250
08/14/25	Pearl Plaza	Cleveland-Elyria, OH	16	9,550
09/08/25	Shops at Lacey Marketplace	Olympia-Tumwater, WA	32	20,025
09/09/25	Pebblewood Commons	Chicago-Naperville-Elgin IL-IN-WI	20	8,180
09/10/25	Shoppes of Hiram	Atlanta-Sandy Springs-Roswell, GA	13	4,340
09/16/25	Shops on North Avenue East	Chicago-Naperville-Elgin IL-IN-WI	36	8,350
09/19/25	Ponce de Leon Plaza	Jacksonville, FL	25	12,200
09/25/25	Shoppes at Main Street Market	Winston-Salem, NC	13	5,800
		3Q 2025 Total	774	$336,081

10/08/25	Springs Ranch Center	Colorado Springs, CO	44	$14,500
10/21/25	French Creek Square	Cleveland-Elyria, OH	37	14,472
10/30/25	Fairway Crossing	Houston-The Woodlands-Sugar Land, TX	50	28,700
11/03/25	Gables of Avon Plaza	Indianapolis-Carmel-Anderson, IN	8	4,030
11/07/25	Tower Pavilion	Denver-Aurora-Lakewood, CO	11	5,250
11/21/25	Shops at Falcon Landing	Colorado Springs, CO	62	41,750
11/21/25	Mill River Marketplace	Detroit-Warren-Dearborn, MI	11	3,900
11/21/25	Elmwood Commons	Chicago-Naperville-Elgin IL-IN-WI	17	5,186
11/25/25	University Point	Atlanta-Sandy Springs-Roswell, GA	13	5,500
12/05/25	Shops at Harpers Station	Cincinnati, OH-KY-IN	16	11,191
12/11/25	Shops at the Bridges	Tucson, AZ	16	10,950
12/11/25	Cypress Key Shoppes	Miami-Fort Lauderdale-West Palm Beach, FL	26	17,000
12/19/25	Shops at Highway 100 North	Milwaukee-Waukesha-West Allis, WI	14	4,400
12/26/25	Caliber Point	Atlanta-Sandy Springs-Roswell, GA	11	6,400
		4Q 2025 Total	336	$173,229

		2025 Total	1,701	$788,406

Curbline Properties Corp.

2026 Acquisitions

$ and GLA in thousands

	Property Name	MSA	GLA	Price

01/22/26	Village at Research Park	Charlotte-Concord-Gastonia, NC-SC	14	$10,150
01/23/26	Shops at Dublin Commons	Colorado Springs, CO	34	20,500
02/04/26	Canyon Springs Station	Riverside-San Bernardino-Ontario, CA	8	4,890
02/04/26	Corner at Towne Lake	Atlanta-Sandy Springs-Roswell, GA	9	3,950
		1Q 2026 QTD	65	$39,490

Curbline Properties Corp.

Property List

GLA in thousands; as of December 31, 2025

#	Center	MSA	Location	ST	GLA	ABR PSF
1	Shops at Tiger Town	Auburn-Opelika, AL	Opelika	AL	10	$26.55
2	Promenade Plaza	Birmingham-Hoover, AL	Alabaster	AL	13	$27.66
3	Shoppes at Alabaster	Birmingham-Hoover, AL	Alabaster	AL	12	$24.38
4	Hampton Cove Corner	Huntsville, AL	Huntsville	AL	14	$24.39
5	Madison Station	Huntsville, AL	Madison	AL	28	$23.64
6	Shops at Saraland	Mobile, AL	Saraland	AL	10	$19.55
7	Eastchase Point	Montgomery, AL	Montgomery	AL	8	$26.30
8	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	7	$43.58
9	Shops at Gilbert Crossroads	Phoenix-Mesa-Scottsdale, AZ	Gilbert	AZ	18	$39.88
10	Corner at Laveen Spectrum	Phoenix-Mesa-Scottsdale, AZ	Laveen	AZ	15	$40.77
11	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	4	$56.22
12	Shops on Dobson	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	7	$26.71
13	Shops at Lake Pleasant	Phoenix-Mesa-Scottsdale, AZ	Peoria	AZ	47	$42.22
14	Deer Valley Plaza	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	38	$36.06
15	Paradise Village Plaza	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	84	$36.99
16	Red Mountain Corner	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	6	$25.61
17	Shops on 35th	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	12	$24.87
18	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	21	$43.00
19	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	10	$38.56
20	Shops at Prasada North	Phoenix-Mesa-Scottsdale, AZ	Surprise	AZ	33	$55.44
21	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	11	$39.03
22	Shops at the Bridges	Tucson, AZ	Tucson	AZ	14	$42.04
23	Shops at Carson Town Center	Los Angeles-Long Beach-Anaheim, CA	Carson	CA	13	$34.64
24	Crossroads Marketplace	Los Angeles-Long Beach-Anaheim, CA	Chino Hills	CA	77	$35.34
25	Santa Margarita Market Place	Los Angeles-Long Beach-Anaheim, CA	Rancho Santa Margarita	CA	29	$47.86
26	Shops on Summit	Riverside-San Bernardino-Ontario, CA	Fontana	CA	27	$46.77
27	Shops at Sunrise Oaks	Sacramento-Roseville-Arden-Arcade, CA	Citrus Heights	CA	16	$26.85
28	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	32	$43.66
29	Creekside Shops	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	57	$41.00
30	Loma Alta Station	San Diego-Carlsbad, CA	Oceanside	CA	35	$26.56
31	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	75	$51.84
32	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	54	$61.30
33	Avalon Crossing	San Francisco-Oakland-Hayward, CA	San Bruno	CA	12	$56.03
34	Shops at Falcon Landing	Colorado Springs, CO	Colorado Springs	CO	62	$35.72
35	Springs Ranch Center	Colorado Springs, CO	Colorado Springs	CO	44	$23.80
36	Shops at Olde Town Station	Denver-Aurora-Lakewood, CO	Arvada	CO	15	$40.22
37	Tower Pavilion	Denver-Aurora-Lakewood, CO	Aurora	CO	11	$31.37
38	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	17	$42.22
39	Shops at University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	26	$44.40
40	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	9	$39.57
41	Nine Mile Corner	Denver-Aurora-Lakewood, CO	Erie	CO	31	$40.94
42	Parker Station	Denver-Aurora-Lakewood, CO	Parker	CO	45	$30.15
43	Estero Crossing	Cape Coral-Fort Myers, FL	Estero	FL	34	$34.19
44	Carrie Plaza	Jacksonville, FL	Jacksonville	FL	26	$25.54
45	Deerwood Station	Jacksonville, FL	Jacksonville	FL	31	$29.89
46	Oakleaf Crossing	Jacksonville, FL	Jacksonville	FL	31	$34.15
47	Roosevelt Plaza	Jacksonville, FL	Jacksonville	FL	59	$26.54
48	Ponce de Leon Plaza	Jacksonville, FL	St. Augustine	FL	25	$31.24
49	Southlake Plaza	Jacksonville, FL	St. Augustine	FL	32	$28.42
50	Julington Station	Jacksonville, FL	St. Johns	FL	31	$25.11
51	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	117	$45.98
52	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	56	$48.94
53	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	134	$20.02
54	Collection at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	119	$43.05
55	Shops at the Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	14	$38.89

Curbline Properties Corp.

Property List

GLA in thousands; as of December 31, 2025

#	Center	MSA	Location	ST	GLA	ABR PSF
56	Cypress Key Shoppes	Miami-Fort Lauderdale-West Palm Beach, FL	Royal Palm Beach	FL	26	$37.44
57	Shops at Midway	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	10	$47.70
58	Shops at Carillon	Naples-Immokalee-Marco Island, FL	Naples	FL	15	$28.61
59	Shops at Casselberry	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	8	$40.79
60	Narcoossee Cove North	Orlando-Kissimmee-Sanford, FL	Orlando	FL	16	$49.12
61	Westside Shoppes	Orlando-Kissimmee-Sanford, FL	Windemere	FL	70	$36.64
62	Shops at the Grove	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	131	$43.29
63	Sunrise Plaza	Sebastian-Vero Beach, FL	Vero Beach	FL	16	$26.12
64	Shops at Lake Brandon	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	12	$40.84
65	Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	52	$32.51
66	Shops at Bay Pines	Tampa-St. Petersburg-Clearwater, FL	Seminole	FL	9	$37.58
67	Roundlake Plaza	Tampa-St. Petersburg-Clearwater, FL	St. Petersburg	FL	11	$41.51
68	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	44	$41.85
69	Caliber Point	Atlanta-Sandy Springs-Roswell, GA	Acworth	GA	11	$37.68
70	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	15	$42.74
71	Orchard Village	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	10	$23.48
72	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	8	$31.19
73	Brookhaven Station	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	44	$36.86
74	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	69	$34.15
75	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	20	$26.22
76	Mulberry Walk	Atlanta-Sandy Springs-Roswell, GA	Braselton	GA	31	$24.34
77	Shops at Covington Corner	Atlanta-Sandy Springs-Roswell, GA	Covington	GA	14	$29.72
78	Marketplace Plaza North	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	37	$33.91
79	Marketplace Plaza South	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	44	$31.84
80	Shoppes at Brannon Crossing	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	61	$28.57
81	Dawson Marketplace Plaza	Atlanta-Sandy Springs-Roswell, GA	Dawsonville	GA	10	$46.35
82	Plaza at Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	9	$16.28
83	Shoppes of Hiram	Atlanta-Sandy Springs-Roswell, GA	Hiram	GA	13	$22.21
84	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	19	$45.86
85	University Point	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	13	$27.87
86	Corner at Avalon	Atlanta-Sandy Springs-Roswell, GA	McDonough	GA	19	$27.17
87	Shoppes at Avalon	Atlanta-Sandy Springs-Roswell, GA	McDonough	GA	12	$31.71
88	Crabapple Place	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	9	$22.41
89	Roswell Market Center	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	82	$17.53
90	Presidential Plaza North	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	11	$42.50
91	Presidential Plaza South	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	10	$43.02
92	Scenic Plaza	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	20	$30.23
93	Laurel Springs Village	Atlanta-Sandy Springs-Roswell, GA	Suwanee	GA	22	$20.56
94	Shoppes of Woodstock	Atlanta-Sandy Springs-Roswell, GA	Woodstock	GA	24	$23.81
95	Shops at Victory Square	Savannah, GA	Savannah	GA	11	$28.34
96	Shops on North Avenue	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	3	$48.42
97	Elmwood Commons	Chicago-Naperville-Elgin, IL-IN-WI	Elmwood Park	IL	17	$23.24
98	Pebblewood Commons	Chicago-Naperville-Elgin, IL-IN-WI	Naperville	IL	20	$26.20
99	Shops on North Avenue East	Chicago-Naperville-Elgin, IL-IN-WI	Oak Park	IL	36	$20.78
100	Orland Park Center	Chicago-Naperville-Elgin, IL-IN-WI	Orland Park	IL	9	$24.12
101	Wilmette Center	Chicago-Naperville-Elgin, IL-IN-WI	Wilmette	IL	9	$30.12
102	Gables of Avon Plaza	Indianapolis-Carmel-Anderson, IN	Avon	IN	8	$33.62
103	Shops at West Carmel Marketplace	Indianapolis-Carmel-Anderson, IN	Carmel	IN	32	$24.18
104	Cherry Tree Crossing	Indianapolis-Carmel-Anderson, IN	Indianapolis	IN	14	$29.36
105	College Park Corner	Indianapolis-Carmel-Anderson, IN	Indianapolis	IN	12	$39.24
106	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	30	$38.59
107	Shops at Framingham	Boston-Cambridge-Newton, MA-NH	Framingham	MA	19	$61.23
108	Mill River Marketplace	Detroit-Warren-Dearborn, MI	Macomb	MI	11	$29.83
109	Shops at Riverdale Commons	Minneapolis-St. Paul-Bloomington, MN-WI	Coon Rapids	MN	10	$53.71
110	Independence Point	Kansas City, MO-KS	Independence	MO	7	$41.22

Curbline Properties Corp.

Property List

GLA in thousands; as of December 31, 2025

#	Center	MSA	Location	ST	GLA	ABR PSF
111	The Monterey	Las Vegas-Henderson-Paradise, NV	Las Vegas	NV	42	$35.81
112	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	21	$38.00
113	Shops at Echelon Village	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	4	$49.52
114	Shops at Hamilton	Trenton, NJ	Hamilton	NJ	62	$30.64
115	Shops at Wyoming Mall	Albuquerque, NM	Albuquerque	NM	45	$25.25
116	Jericho Crossing	New York-Newark-Jersey City, NY-NJ-PA	Huntington Station	NY	13	$45.56
117	Corner at 240	Asheville, NC	Asheville	NC	18	$17.22
118	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	21	$37.27
119	Carolina Station	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	10	$41.59
120	Point at University	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	14	$38.72
121	Shoppes at Harris Corners	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	17	$26.06
122	Cornelius Crossing	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	22	$20.39
123	Shops at the Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	132	$18.99
124	Plaza at Sun Valley	Charlotte-Concord-Gastonia, NC-SC	Indian Trail	NC	11	$30.05
125	Meadowmont Village	Raleigh-Cary, NC	Chapel Hill	NC	58	$31.73
126	Shoppes at Main Street Market	Winston-Salem, NC	Kernersville	NC	13	$35.18
127	Parkway Village	Winston-Salem, NC	Winston-Salem	NC	13	$23.16
128	Shops at Harpers Station	Cincinnati, OH-KY-IN	Cincinnati	OH	16	$44.12
129	French Creek Square	Cleveland-Elyria, OH	Avon	OH	37	$26.59
130	Shops at Healthway	Cleveland-Elyria, OH	Avon	OH	11	$48.67
131	Pearl Plaza	Cleveland-Elyria, OH	Middleburg Heights	OH	16	$39.38
132	Crocker Commons	Cleveland-Elyria, OH	Westlake	OH	29	$43.05
133	Shops on Polaris	Columbus, OH	Columbus	OH	71	$35.89
134	Worthington Plaza	Columbus, OH	Worthington	OH	11	$38.92
135	Navarre Crossing	Toledo, OH	Oregon	OH	15	$27.84
136	Shops at Tanasbourne	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	8	$34.67
137	Aramingo Assemblage	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Philadelphia	PA	23	$28.57
138	Lake Murray Boulevard Shops	Columbia, SC	Irmo	SC	12	$28.28
139	Sunset Crossing	Columbia, SC	Lexington	SC	13	$35.27
140	Sunset Plaza	Columbia, SC	Lexington	SC	11	$23.15
141	Sea Island Shops	Hilton Head Island-Bluffton-Beaufort, SC	Beaufort	SC	20	$25.38
142	Houston Levee Galleria	Memphis, TN-MS-AR	Collierville	TN	66	$24.52
143	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	Hendersonville	TN	20	$29.77
144	Oaks at Slaughter	Austin-Round Rock, TX	Austin	TX	26	$36.28
145	Vintage Plaza	Austin-Round Rock, TX	Round Rock	TX	41	$28.46
146	Plaza at Stacy Green	Dallas-Fort Worth-Arlington, TX	Allen	TX	24	$45.40
147	Village at Ballpark	Dallas-Fort Worth-Arlington, TX	Arlington	TX	23	$30.04
148	Mockingbird Central Plaza	Dallas-Fort Worth-Arlington, TX	Dallas	TX	80	$27.02
149	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	Conroe	TX	21	$33.28
150	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	33	$43.25
151	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	17	$37.83
152	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	26	$52.12
153	Village Plaza	Houston-The Woodlands-Sugar Land, TX	Houston	TX	42	$42.04
154	Magnolia Point	Houston-The Woodlands-Sugar Land, TX	Magnolia	TX	54	$37.38
155	Woodlands Crossing	Houston-The Woodlands-Sugar Land, TX	Magnolia	TX	11	$31.86
156	Fairway Crossing	Houston-The Woodlands-Sugar Land, TX	Pasadena	TX	50	$37.44
157	Silverlake Center	Houston-The Woodlands-Sugar Land, TX	Pearland	TX	25	$34.57
158	Bandera Corner	San Antonio-New Braunfels, TX	San Antonio	TX	3	$22.46
159	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	48	$26.47
160	Emmet Street North	Charlottesville, VA	Charlottesville	VA	2	$78.55
161	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	11	$52.83
162	Shops at Rivanna Plaza	Charlottesville, VA	Charlottesville	VA	32	$29.25
163	Towne Crossing Shops	Richmond, VA	Midlothian	VA	7	$40.29
164	White Oak Plaza	Richmond, VA	Richmond	VA	34	$37.87
165	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$43.66

Curbline Properties Corp.

Property List

GLA in thousands; as of December 31, 2025

#	Center	MSA	Location	ST	GLA	ABR PSF
166	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$60.06
167	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	10	$51.56
168	Southpoint Square	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fredericksburg	VA	10	$24.77
169	Samish Corner	Bellingham, WA	Bellingham	WA	9	$33.80
170	Shops at Lacey Marketplace	Olympia-Tumwater, WA	Lacey	WA	32	$40.60
171	Salmon Creek Square	Portland-Vancouver-Hillsboro, OR-WA	Vancouver	WA	22	$34.99
172	Ellingson Crossing	Seattle-Tacoma-Bellevue, WA	Auburn	WA	15	$31.93
173	University Village Crossing	Seattle-Tacoma-Bellevue, WA	Seattle	WA	4	$49.65
174	Village at Maple Leaf	Seattle-Tacoma-Bellevue, WA	Seattle	WA	6	$35.46
175	Shops at Highway 100	Milwaukee-Waukesha-West Allis, WI	West Allis	WI	14	$25.77
176	Shops at Highway 100 North	Milwaukee-Waukesha-West Allis, WI	West Allis	WI	14	$29.41

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prior to the Spin-off

The historical results of operations, liquidity and capital resources of Curbline prior to the spin-off do not represent the historical results of operations, liquidity and capital resources of a legal entity, but rather a combination of entities under common control that have been “carved out” of SITE Centers’ consolidated financial statements and presented on a combined basis, in each case, in accordance with GAAP.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and

Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: curbline.com 323 Park Avenue, 27th Floor, New York, NY 10022; 3300 Enterprise Pkwy Beachwood, OH 44122 tf: 833-610-0761 p:216-755-6200 f:216-274-9711 • NYSE:CURB CURB LISTED NYSE